UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 8, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (1July7 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 8, 2019, the Board of Directors of Ironwood Pharmaceuticals, Inc. (the “Company”) appointed Kelly MacDonald, 35, as the Company’s Chief Accounting Officer in addition to her current role as the Company’s Vice President, Finance.  Ms. MacDonald will assume the responsibilities of the Company’s principal accounting officer from Gina Consylman, who remains the Company’s Senior Vice President, Chief Financial Officer. In her role as Vice President, Finance and Chief Accounting Officer, Ms. MacDonald will report to Ms. Consylman.

Ms. MacDonald joined the Company in 2013.  Prior to her appointment as the Company’s Chief Accounting Officer, Ms. MacDonald held a variety of senior positions in corporate and commercial finance as well as technical accounting at the Company, including Vice President, Finance from April 2019 to present, Senior Director, Finance from March 2018 to April 2019, Director, Commercial Finance and Technical Accounting from March 2017 to March 2018, and Associate Director Commercial Finance and Technical Accounting from September 2015 to March 2017.  Prior to joining the Company, Ms. MacDonald was a Manager in the Health Industries Assurance Practice at PricewaterhouseCoopers LLP primarily serving clients in pharmaceutical, medical devices and technology sectors from July 2006 to May 2013.  Ms. MacDonald, a Certified Public Accountant, earned a B.S. in accounting from Fairfield University and an M.B.A. from the Isenberg School of Management at the University of Massachusetts.

In connection with her appointment as the Company’s Chief Accounting Officer, Ms. MacDonald will receive a base salary of $260,000 a year, and will have an individual bonus target of 30% of her base salary, subject to achievement of individual and corporate goals.  In addition, on July 9, 2019, Ms. MacDonald received a grant of 7,500 restricted stock units for shares of the Company’s Class A common stock granted under the Company’s 2019 Equity Incentive Plan.  Subject to Ms. MacDonald’s continued employment with the Company, such restricted stock units will vest over four years as to 25% of the award on each approximate anniversary of Ms. MacDonald’s appointment as the Company’s Chief Accounting Officer.

In addition, the Company has entered into an indemnification agreement with Ms. MacDonald, the terms of which are consistent with the form of indemnification agreement described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 12, 2019 in connection with the Company’s 2019 annual meeting of stockholders, such description being incorporated herein by reference and qualified in its entirety by the full text of the form of indemnification agreement which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the Securities and Exchange Commission on December 23, 2009.

There is no arrangement or understanding between Ms. MacDonald and any other person pursuant to which Ms. MacDonald was selected as the Company’s Chief Accounting Officer.  There is no family relationship between Ms. MacDonald and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.  Ms. MacDonald is not, and has not been since January 1, 2018, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: July 10, 2019	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Corporate Development & Chief Administrative Officer